Exhibit 99.1

                              NORTHSTAR BANK, N.A.

                           EMPLOYEE STOCK OPTION PLAN
                           --------------------------

1. Purpose of the Plan. The purpose of this Employee Stock Option Plan ("Plan") is to provide additional incentives to key employees of NorthStar Bank, N.A., ("Bank") and any of its future subsidiaries, thereby helping to attract and retain the best available personnel for positions of responsibility with said corporations and otherwise promoting the success of the business activities of Bank. Bank intends that options issued pursuant to this Plan shall constitute either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code") or nonqualified stock options

2.      Definitions. As used in this Plan, the following definitions apply:

        a.      "Bank" has the meaning set forth in paragraph 1 of this Plan.

        b.      "Board" means the Board of Directors of Bank.

        c.      "Cause" has the meaning set forth in Subparagraph 6.j(2).

        d. "Change of Control" means a sale of all or substantially all of the Bank's assets, or any merger or consolidation of the Bank with or into another corporation, other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Bank outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Bank, or such surviving entity, outstanding immediately after such transaction.

        e.      "Code" has the meaning set forth in paragraph 1 of this Plan.

        f.      "Common Stock" means Bank's common stock.

        g. "Committee" has the meaning set forth in subparagraph 4.a of this Plan.

        h. "Continuous Status as Employee" means the absence of any interruption or termination of service as an Employee.
                Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave or any other approved leave of absence.

        i. "Date of Grant" of an Option means the date on which the Committee makes the determination granting such Option, or such later date as the Committee may designate. The Date of Grant shall be specified in the Option agreement.

        j. "Employee" means any person employed by Bank, or a Subsidiary of Bank which is currently in existence or is hereafter organized or is acquired by the Bank.

        k. "Exercise Price" has the meaning set forth in subparagraph 4.b(2) of this Plan.

        l. "Fair Market Value" means, as of any date, the Fair Market Value of Common Stock determined as follows:

                (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market of the National
                        Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange, or the exchange with the greatest volume of trading in Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

                (2) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

                (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator on the basis of such considerations as the Administrator determines to be appropriate.

        m. "Option" means a stock option granted under this Plan. "Options" include both "Incentive Stock Options" as defined under Section 422 of the Code and "Nonqualified Stock Options," which means all stock options other than Incentive Stock Options.

        n.      "Optionee" means an Employee who receives an Option.

        o.      "Plan" has the meaning set forth in paragraph 1 of this Plan.

        p. "Parent" means any corporation owning at least eighty percent (80%) of the total voting power of the issued and outstanding stock of Bank and eighty percent (80%) of the total value of the issued and outstanding stock of Bank.

        q. "Shareholder-Employee" means an Employee who owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of Bank or of any Subsidiary or parent company. For this purpose, the attribution of stock ownership rules provided in Section 424(d) of the Code shall apply.

        r. "Subsidiary" means any corporation of which not less than fifty percent (50%) of the voting shares are held by Bank or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by Bank or a Subsidiary.

3.      Stock Subject to Options.

        a. Number of Shares Reserved. The maximum number of shares which may be optioned and sold under this Plan is 15,000 shares of the Common Stock of Bank (subject to adjustment as provided in subparagraph 6.k of this Plan). During the term of this Plan, Bank will at all times reserve and keep available a sufficient number of shares of its Common Stock to satisfy the requirements of this Plan.

        b. Expired Options. If any outstanding Option expires or becomes unexercisable for any reason without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option will again become available for other Options.

4.      Administration of the Plan.

        a. The Committee. The Board will administer this Plan directly, acting as a Committee of the whole, or if the Board elects, by a separate Committee appointed by the Board for that purpose and consisting of at least three Board members. All references in the Plan to the "Committee" refer to this separate Committee, if any is established, or if none is then in existence, refer to the Board as a whole. Once appointed, any Committee will continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause), appoint new members in substitution, and fill vacancies however caused. The Committee will select one of its members as chairman, and will hold meetings at such times and places as the chairman or a majority of the Committee may determine. At all times, the Board will have the power to remove all members of the Committee and thereafter to directly administer this Plan as a Committee of the whole.

                (1) Members of the Committee who are eligible for Options or who have been granted Options will be counted for all purposes in determining the existence of a quorum at any meeting of the Committee and will be eligible to vote on all matters before the Committee respecting the granting of Options or administration of this Plan.

                (2) At least annually, the Committee must present a written report to the Board indicating the persons to whom

                        Options have been granted since the date of the last such report, and in each case the Date of Grant, the number of shares optioned, and the per-share Exercise Price.

        b. Powers of the Committee. All actions of the Committee must be either (i) by a majority vote of the members of the Committee, or (ii) by unanimous written consent of all members of the full Committee without a meeting. All decisions, determinations and interpretations of the Committee will be final and binding on all persons, including all Optionees and any other holders or persons interested in any Options, unless otherwise expressly determined by a vote of the majority of the entire Board. No member of the Committee or of the Board will be liable for any action or determination made in good faith with respect to the Plan or any Option. Subject to all provisions and limitations of the Plan, the Committee will have the authority and discretion:

                (1) to determine the persons to whom Options are to be granted, the Dates of Grant, and the number of shares to be represented by each Option;

                (2)     to  determine  the price at which shares of Common Stock
                        are  to  be  issued   under  an   Option,   subject   to
                        subparagraph 6.b of this Plan ("Exercise Price");

                (3) to determine all other terms and conditions of each Option granted under this Plan (including specification of the dates upon which Options become exercisable, and whether conditioned on performance standards, periods of service or otherwise), which terms and conditions can vary between Options; provided, however, that such terms and conditions, including vesting requirements, shall be in accordance with the Office of the Controller of the Currency ("OCC") guidelines for option plans, as set forth in the Comptroller's Corporate Manual;

                (4) to modify or amend the terms of any Option previously granted, or to grant substitute Options, subject to subparagraphs 6.k and 6.l of this Plan;

                (5) to authorize any person or persons to execute and deliver Option agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effect the grant of Options by the Committee;

                (6) to determine the Fair Market Value of the Common Stock for purposes of subparagraph 6.b(3) of this Plan;

                (7) to interpret this Plan and to make all other determinations and take all other actions which the Committee deems necessary or appropriate to administer this Plan in accordance with its terms and conditions and in accordance with the OCC guidelines and regulations.

        c. Powers of the OCC. The Board and the Committee will permit the OCC to direct the Bank, Board and Committee to require Optionees to exercise or forfeit options if:

                (1) the capital of the Bank falls below certain regulatory minimums, or a higher requirement that the OCC has applied to the Bank; or

                (2) the OCC determines that the existence of outstanding options impairs the Bank's ability to raise additional capital.

5. Eligibility. Options may be granted only to Employees. Granting of Options under this Plan will be entirely discretionary with the Committee. Adoption of this Plan will not confer on any Employee any right to receive any Option or Options under this Plan unless and until said Options are granted by the Committee in its sole discretion. Neither the adoption of this Plan nor the granting of any Options under this Plan will confer upon any Employee or Optionee any right with respect to continuation of employment, nor will the same interfere in any way with his or her right or with the right of the shareholders of Bank or any Subsidiary to terminate his or her employment at any time.

6. Terms and Conditions of Options. All Options granted under this Plan must be authorized by the Committee, and must be documented in written Option agreements in such form as the Committee will approve from time to time, which agreements must comply with and be subject to all of the following terms and conditions:

        a. Number of Shares; Annual Limitation. Each Option agreement must state whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option and the number of shares subject to Option. Any number of Options may be granted to an Employee at any time; except that, in the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of each Date of Grant) of all shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by such Employee during any one calendar year (under all incentive stock option plans of the Bank and all of its Subsidiaries taken together) shall not exceed $100,000. Any portion of an Option in excess of the $100,000 limitation shall be treated as a Nonqualified Stock Option

        b. Exercise Price and Consideration. The Exercise Price shall be the price determined by the Committee, subject to subparagraphs
                (1) and (2) below.

                (1) In the case of Incentive Stock Options, the Exercise Price shall in no event be less than the Fair Market Value of the Common Stock on the Date of Grant. In the case of an Incentive Stock Option granted to a Employee who, immediately before the grant of such Incentive Stock Option, is a Shareholder-Employee, the Exercise Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

                (2) In all cases, the Exercise Price shall be no less than the greater of (i) the Fair Market Value of the Common Stock, or (ii) the net book value of the Common Stock at the time of grant, as is determined by the Committee.

                (3) The Option price is payable either (i) in United States dollars upon exercise of the Options, (ii) other Shares that (1) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Bank's earnings, and (2) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised,
                        (iii) by authorizing the Bank to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (iv) using any combination of the foregoing methods of payment or (v) if approved by the Board or Committee, with other consideration including, without limitation, services or other property.

        c. Term of Option. No Option shall in any event be exercisable after the expiration of ten (10) years from the Date of Grant. Further, no Incentive Stock Option granted to a Employee who, immediately before such Incentive Stock Option is granted, is a Shareholder-Employee shall be exercisable after the expiration of five (5) years from the Date of Grant. Subject to the foregoing and other applicable provisions of the Plan including but not limited to subparagraphs 6.h, 6.i and 6.j, the term of each Option will be determined by the Committee in its discretion.

        d. Vesting; Early Exercise. The Committee, at its sole discretion, shall provide in the Option agreement whether the Option is subject to a vesting schedule. The Committee, at its sole discretion, shall also provide in the Option agreement whether the Option is subject to vesting conditions, specifying performance standards, periods of service or other conditions that must be met before the Option becomes exercisable. If an Option is subject to a vesting schedule or vesting condition, then the Committee, at its sole discretion, may provide for the early exercise of the Option, before the vesting schedule or vesting conditions are satisfied. If the Optionee elects such early exercise, then the Option exercise shall be documented with an exercise notice and restricted stock agreement, which will provide that, until the vesting schedule or vesting conditions are satisfied: (i) the share certificates will be held by the Bank; (ii) the shares will be subject to the Bank's right of repurchase at the lesser of the Fair Market Value on the date of repurchase or the purchase price paid upon exercise of the Option; (iii) the Optionee may not encumber or alienate the shares; and (iv) the shares will be subject to such other provisions as the Committee, in its discretion, shall require. If an Option is subject to a vesting schedule or vesting conditions, then unless the Option agreement states otherwise, and except as provided in subparagraph 6.h(2), the Option will cease to vest and will not become exercisable as to any additional shares, as of the date on which the Optionee's status as Employee terminates. However, on the death of the Optionee, all Options will vest and become exercisable.

        e. Non-transferability of Options. No Option may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

        f. Manner of Exercise. An Option will be deemed to be exercised when written notice of exercise has been given to the Bank in accordance with the terms of the Option by the person entitled to exercise the Option, together with full payment for the shares of Common Stock subject to said notice.

        g. Rights as Shareholder. An Optionee shall have none of the rights of a shareholder with respect to any shares covered by his or her Option unless and until the Optionee has exercised such Option and submitted full payment for the shares.

        h. Death of Optionee. An Option shall be exercisable at any time prior to termination under subparagraphs (1) or (2), below, by the Optionee's estate or by such person or persons who have acquired the right to exercise the Option by bequest or by inheritance or by reason of the death of the Optionee. In the event of the death of a Holder,

                (1) an Incentive Stock Option shall terminate no later than the earliest of (i) one year after the date of death of the Optionee if the Optionee had been in Continuous Status as an Employee since the Date of Grant of the Option, or (ii) the date specified under subparagraph 6.j of this Plan if the Optionee's status as an Employee was terminated prior to his or her death, or (iii) the expiration date otherwise provided in the applicable Option agreement; and

                (2) a Nonqualified Stock Option shall terminate no later than the earlier of (i) one year after the date of death of the Optionee, or (ii) the expiration date otherwise provided in the Option agreement, except that if the expiration date of a Nonqualified Stock Option should occur during the 180-day period immediately following the Optionee's death, such Option shall terminate at the end of such 180-day period.

        i. Disability of Optionee. If an Optionee's status as an Employee is terminated at any time during the Option period by reason of a disability (within the meaning of Section 22(e)(3) of the Code) and if said Optionee had been in Continuous Status as an Employee at all times between the Date of Grant of the Option and the termination of his or her status as an Employee, his or her Option shall terminate no later than the earlier of (i) one year after the date of termination of his or her status as an Employee, or (ii) the expiration date otherwise provided in his or her Option agreement.

        j.      Termination of Status as an Employee.

                (1) If an Optionee's status as an Employee is terminated at any time after the grant of an Option to such Employee for any reason other than death or disability (as described in subparagraphs 6.h and 6.i above) and not for Cause, as provided in subparagraph (2) below, then such Option shall terminate no later than the earlier of
                        (i) the same day of the third month after the date of termination of his or her status as an Employee, or (ii) the expiration date otherwise provided in his or her Option agreement.

                (2) If an Optionee's status as an Employee is terminated for Cause at any time after the grant of an Option to such Employee, then such Option shall terminate at the end of the day on the date of termination of his or her status as an Employee. "Cause" means any one or more of the following:

                        (a)     Providing  services to any entity engaged in any
                                business   in  the   United   States   which  is
                                competitive with the business of the Bank;

                        (b) Willful misfeasance or gross negligence in the performance of Employee's duties;

                        (c) Conviction of a crime in connection with such duties; or

                        (d) Conduct demonstrably and significantly harmful to the financial condition of the Bank.

        k. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Bank, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been made or that have been returned to the Plan upon cancellation or expiration of a Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Bank; provided however that conversion of any convertible securities of the Bank shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Bank of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Option.

        l. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an Option granted under this Plan unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, including applicable federal and state securities laws. As a condition to the exercise of an Option, Bank may require the person exercising such Option to represent and warrant at the time of exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for Bank, such a representation is required by any of the aforementioned relevant provisions of law.

        m. Corporate Sale Transactions. In the event of the merger or reorganization of Bank with or into any other corporation, the sale of substantially all of the assets of Bank, a Change of Control, or a dissolution or liquidation of Bank, (1) all outstanding Options that are not then fully exercisable will become exercisable upon the date of closing of any such transactions or such earlier date as the Committee may fix; and
                (2) the Committee may, in the exercise of its sole discretion, terminate all outstanding Options as of a date fixed by the Committee. In such event, however, the Committee must notify each Optionee of such action in writing not less than sixty (60) days prior to the termination date fixed by the Committee, and each Optionee must have the right to exercise his or her Option prior to said termination date.

        n. Substitute Stock Options. In connection with an internal reorganization of Bank (e.g., formation of a holding company), the Committee is authorized, in its discretion, to substitute for any unexercised Option, a new option for shares of the resulting entity's stock.

        o. Tax Compliance. Bank, in its sole discretion, may take actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of any Option or the disposition of any shares of Common Stock issued upon exercise of an Option, including, but not limited to
                (i) withholding from any Optionee exercising an Option a number of shares of Common Stock having a Fair Market Value equal to the amount required to be withheld by Bank under applicable tax laws, and (ii) withholding from any form of compensation or other amount due an Optionee, or holder, of shares of Common Stock issued upon exercise of an Option any amount required to be withheld by Bank under applicable tax laws. Withholding or reporting will be considered required for purposes of this subparagraph if the Committee, in its sole discretion, so determines.

        p. Federally Mandated Exercise of Options. If the Employer's primary federal regulator determines that the Employer's capital falls below the regulator's minimum capital requirements and notifies the Employer in writing to require the exercise or forfeiture of all vested Options, the Employer will so notify each Optionee immediately in writing. Upon receipt of such written notice from the Employer, Optionees must exercise their vested Options within the period of time specified by the Bank's primary federal regulator. Failure to exercise Options under this subsection 6.p will result in the Optionee's forfeiture of his or her vested Options.

        q. Holding Period for Incentive Stock Options. With regard to shares of Common Stock issued pursuant to an Incentive Stock Option granted under the Plan, if the Optionee (or such other person who may exercise the Option pursuant to subparagraph 6.h of this Plan) makes a disposition of such shares within two years from the Date of Grant of such Option, or within one year from the date of issuance of such shares to the Optionee upon the exercise of such Option, then the Optionee must notify the Bank in writing of such disposition and must cooperate with the Bank in any tax compliance relating to such disposition.

        r. Other Provisions. Option agreements executed under this Plan may contain such other provisions as the Committee will deem advisable.

7. Term of the Plan. This Plan will become effective and Options may be granted upon the Plan's approval by the Board, subject to shareholder approval. Unless sooner terminated as provided in subparagraph 7.a of this Plan, this Plan will terminate on the tenth (10th) anniversary of its effective date. Options may be granted at any time after the effective date and prior to the date of termination of this Plan.

        a. Amendment or Early Termination of the Plan. The Board may terminate this Plan at any time. The Board may amend this Plan at any time and from time to time in such respects as the Board may deem advisable, except that, without approval of the shareholders, no revision or amendment will increase the number of shares of Common Stock subject to this Plan other than in connection with an adjustment under subparagraph 6.k of this Plan.

        b. Effect of Amendment or Termination. No amendment or termination of this Plan will affect Options granted prior to such amendment or termination, and all such Options will remain in full force and effect notwithstanding such amendment or termination.

8. Regulatory and Shareholder Approvals. Adoption of this Plan will be subject to approval by the affirmative vote of shareholders owning at least a majority of the outstanding Common Stock of Bank at a duly convened meeting. If shareholder approval is not obtained within twelve
        (12) months after the date of the Board's adoption of this Plan, then this Plan shall terminate, subject to subparagraph 7.b of the Plan except that any Incentive Stock Options previously granted under the

        Plan shall become Nonqualified Stock Options, and no further Options shall be granted under the Plan.

                    [Signature Appears on the Following Page]

                             CERTIFICATE OF ADOPTION



        I certify that the foregoing Employee Stock Option Plan was approved by the Board of Directors of NorthStar Bank, N.A. on January 18, 2001.



                                                  /s/ Ellen Sas
                                                  ------------------------------

                                                  Ellen Sas, President and CEO


        I certify that the foregoing Employee Stock Option Plan was approved by the shareholders of NorthStar Bank, N.A. on April 17, 2001.



                                                  /s/ Ellen Sas
                                                  ------------------------------
                                                  Ellen Sas, President and CEO